Agreement


     THIS AGREEMENT is made as of the last date written below, by and between Envirometrics, Inc. (hereinafter, the "Company"), a Delaware corporation with its principal office in Charleston, South Carolina and the Solomon Smith Barney Simplified Employment Pension Plan of Harold E. Igoe (hereinafter "HEI IRA");

                                    Recitals

     The Company is the payee of a promissory note (the "Trico Note") dated July 26, 1996 from Trico Engineering Consultants, Inc. ("Trico") which is secured by a Security Agreement; a Personal Guaranty and a Pledge Agreement (collectively, the "Security Documents"). The Trico Note and Security Documents are attached hereto collectively as Exhibit "A"; and,

     The Trico Note currently has a balance outstanding of Three Hundred Sixty-Four Thousand Four Hundred Twenty-Seven and 17/100 Dollars ($364,427.17) (the "Indebtedness"), which amount represents the existing balance after the December, 1998 payment of Ten Thousand Nine Hundred Seventy-Nine and 09/100 Dollars ($10,979.09); and,

     The Company wishes to assign the Trico Note and the Security Documents to HEI IRA in exchange for the sum of Two Hundred Sixty Thousand and 00/100 Dollars ($260,000.00), an amount the Company knows to be competitive and fair to Company. Company's financial circumstances are such that this transaction will enable it to significantly improve its overall financial situation, including the mediation of its unsecured debt.

     NOW, THEREFORE, for and in consideration of the mutual obligations expressed herein and other valuable consideration, the Parties agree as follows:

1. Assignment of Trico Note and Payments to Company.

          (a) Contemporaneously with the execution hereof: (i) HEI IRA is paying to Company the sum of Sixty Thousand Dollars ($60,000.00) as a down payment, the receipt of which is hereby acknowledged by the Company; (ii) Company hereby transfers and assigns the Trico Note and the Security Documents to HEI IRA, and Company is delivering to HEI IRA the original Trico Note, endorsed in blank on its reverse side, and the Security Documents. (iii) Company is giving notice and instructions to Trico of the assignment in the form attached hereto as Exhibit "B;"

          (b) On or before January 31, 1999, HEI IRA shall pay to Company the sum of Two Hundred Thousand Dollars ($200,000.00).

2. Warranties. The Company hereby warrants to HEI IRA, which warranties will be true as of that:

          (a) It knows of no defenses in law or in fact which may be raised by Trico to excuse any payment by it under the Trico Note;

          (b) All payments under the Trico Note are current and there are no existing delinquencies or defaults thereunder or under either the note or the Security Documents, except for the default to Liberty Property Trust under a lease, which default is being cured by the Company and Trico;

          (c) All rights set forth in the Security Documents are valid and in full force and effect;

          (d) It is the sole owner of the Trico Note, the Security Documents and all rights thereunder are free from any adverse claims or encumbrances of any nature whatever;

          (e) It has full legal authority to enter into this Agreement.

4. Applicable Law. This Agreement shall be governed in all respects by the laws of the state of South Carolina without reference to the choice of law principles thereof, and the Parties hereto submit to exclusively to the in personam jurisdiction of the courts in Charleston, South Carolina for the resolution of any disputes which may arise herefrom.

5. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives and assigns.

6. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person or sent by telex, facsimile, telecopy, registered or certified mail with postage prepaid, Federal Express or Express Mail, addressed as follows:

         If to the Company:

                  Envirometrics, Inc.
                  9229 University Boulevard
                  Charleston, South Carolina   29406

         If to the HEI IRA:

                  SSB SEP of Harold E. Igoe
                  21 Legare Street
                  Charleston, SC  29401

7. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

8. Entire Agreement. This agreement constitutes the entire agreement by and between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings of the Parties.


IN WITNESS WHEREOF, the Company has hereunto caused its authorized officer to execute this instrument and affix its seal as of this ___ day of December, 1998.


ENVIROMETRICS, INC. ("Company")


By: ____________________________
       Walter H. Elliott, III, President and CEO

The provisions of the foregoing Agreement are accepted and consented to by us as of this ___ day of December, 1998.


Solomon Smith Barney Simplified Employment Pension Plan of Harold E. Igoe


By: _____________________________
      Harold E. Igoe, Nominee